Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our reports dated February 17, 2016, relating to the financial statements of Phoenix Apps (Predecessor) as of November 30, 2015 and December 31, 2014 and Phoenix Apps, Inc. as of December 31, 2015 and November 30, 2015 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants
Lakewood, Colorado
March 25, 2016